Exhibit 99.1

  MTI Technology Corporation Reports 46 Percent Revenue Increase in
             Fiscal 2005 First Quarter Financial Results

    TUSTIN, Calif.--(BUSINESS WIRE)--Aug. 9, 2004--

  Leading Global Storage Solutions Provider Shows Fourth Consecutive
                       Quarter of Revenue Growth

    MTI Technology Corporation (Nasdaq:MTIC), a global integrator of end-to-end storage solutions, today announced financial results for its fiscal 2005 first quarter ended July 3, 2004, continuing significant revenue growth for the fourth consecutive quarter.
    For the first quarter of fiscal year 2005, the Company reported total revenues of $26.0 million, an increase of 46 percent compared to $17.8 million in the same quarter of the prior year, and an increase of 10 percent compared to $23.6 million in the prior quarter. Product revenue for the first quarter of fiscal year 2005 was $17.2 million, an increase of 107 percent compared to $8.3 million in the same quarter of the prior year, and an increase of 18 percent compared to $14.6 million in the prior quarter. Service revenues for the first quarter of fiscal year 2005 were $8.8 million, a decrease of 7 percent compared to $9.5 million in the same quarter of the prior year, and a decrease of 2 percent compared to $9.0 million in the prior quarter. Gross profit margin for the first quarter of fiscal year 2005 was 23.2 percent compared to 30.4 percent in the same quarter of the prior year and 25.3 percent in the prior quarter.
    "We are extremely pleased with our continued revenue growth, and based on an aggressive investment in our sales infrastructure, we expect to continue this growth going forward," said Thomas P. Raimondi, Jr., President and Chief Executive Officer. "MTI remains focused on strengthening its professional services organization to support our strategy as a global integrator of complete data storage management solutions. We are driven by a strategic, customer-focused, consultative approach that has made us an industry leader."
    The Company reported results of operations as follows (in thousands, except per share data):



                                        Q1 FY 2005       Q1 FY 2004
                                     ---------------- ----------------
                                      Amount   Per     Amount   Per
                                               Share            Share
                                     ---------------------------------

Net loss                             $(1,789) $(0.05) $(2,857) $(0.09)
                                     -------- ------- -------- -------

Deemed preferred stock dividends:
   Beneficial conversion              (5,471)              --
   Dividend payable                      (53)              --
                                     -------- ------- -------- -------
                                     $(5,524) $(0.16)     $--     $--
                                     -------- ------- -------- -------

Net loss applicable to common
 shareholders                        $(7,313) $(0.21) $(2,857) $(0.09)
                                     ======== ======= ======== =======


    The $5.5 million beneficial conversion is a non-cash item related to the Series A Convertible Preferred Stock.
    On June 17, 2004, the Company raised $15 million, before consideration of professional fees, in a private placement equity financing led by Advent International. As of July 3, 2004, the Company had $15.8 million in cash and cash equivalents, $3.9 million in bank borrowings under the Company's $7.0 million Comerica Bank line of credit, and $14.9 million in working capital.

    Conference Call Information

    MTI Technology Corporation will hold its quarterly conference call on Monday, August 9, 2004 at 10:00 a.m. Pacific Time/1:00 p.m. Eastern Time. The call will be accessible live by dialing toll free 800-510-0146 pass code 72996071 (international callers, please call 617-614-3449 pass code 72996071), or via webcast at www.mti.com.
    A replay of the conference call will be available beginning at 12:00 p.m. Pacific Time/3:00 p.m. Eastern Time on August 9, 2004 for 48 hours. To access the replay, please call 888-286-8010, pass code number 61738066 (international callers, please call 617-801-6888 pass code 61738066). The webcast will be available for 45 days on MTI's website at www.mti.com/company/ir_calls.asp.

    About MTI Technology Corporation

    MTI is a leading global storage solutions provider, delivering superior business value to customers in support of their data storage and enhanced data protection needs. With more than 20 years of experience providing a full range of solutions, including: design, integration, delivery, support and professional services, MTI is the clear choice for midrange to Global 2000 companies. Headquartered in Tustin, California, MTI may be reached by telephone at 800-999-9MTI (toll free) or 714-481-7800, or by fax at 714-481-4135. Web address is www.mti.com.

    MTI is a registered trademark of MTI Technology Corporation (the
"Company").

    This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the Company's expectations, goals or intentions regarding the future, including but not limited to statements regarding the Company's strategy, capital position, anticipated cost savings and operating results, as well as statements regarding the Company's access to credit and its financial resources, the potential growth of the storage industry and MTI, the commercial relationship between MTI and EMC and EMC's product offerings and solutions, all of which are subject to change. The actual results may differ materially from those described in any forward-looking statement. In particular, we cannot assure you that MTI will improve revenues, margins, operating efficiencies or operating results, or be successful with its new strategy. In addition, we cannot assure you that MTI will be able to borrow under its line of credit or have sufficient financial resources or that it or the industry will grow. Important factors that may cause actual results to differ include competition, evolving technology, and the economy and other world events. Other important factors are set forth in the Company's periodic filings with the U.S. Securities and Exchange Commission, including its Form 10-K, as amended, for the year ended April 3, 2004. All forward-looking statements speak as of the date made and MTI undertakes no obligation to update any such statement.



                      MTI TECHNOLOGY CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
                              (UNAUDITED)

                                                    July 3,  April 3,
                                                     2004      2004
                                                   --------- ---------
                      ASSETS

Current assets:
 Cash and cash equivalents                          $15,752    $3,017
 Accounts receivable, less allowance for doubtful
  accounts and sales returns of $440 and $437 at
  July 3, 2004 and April 3, 2004, respectively       19,998    22,352
 Inventories                                          6,839     6,186
 Income tax refund and interest receivable               55     2,464
 Prepaid expenses and other receivables               6,346     5,792
                                                   --------- ---------
           Total current assets                      48,990    39,811
 Property, plant and equipment, net                   1,223     1,401
 Goodwill, net                                        5,184     5,184
 Other                                                  221       216
                                                   --------- ---------
                                                    $55,618   $46,612
                                                   ========= =========


        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Line of credit                                      $3,933    $3,933
 Current portion of capital lease obligations           181       176
 Accounts payable                                    12,702    13,650
 Accrued liabilities                                  5,553     6,097
 Accrued restructuring charges                        1,649     1,830
 Deferred revenue                                    10,119    11,382
                                                   --------- ---------
           Total current liabilities                 34,137    37,068
 Capital lease obligations, less current portion         44        95
 Deferred revenue                                     2,685     2,308
                                                   --------- ---------
           Total liabilities                         36,866    39,471
                                                   --------- ---------

 Commitments and contingencies                           --        --
 Stockholders' equity:
    Preferred stock, $.001 par value; authorized
     5,000 shares; issued and outstanding 568 and 0
     shares at July 3, 2004 and April 3, 2004,
     respectively                                         1        --
    Common stock, $.001 par value; authorized
     80,000 shares; issued (including treasury
     shares) and outstanding 34,582 and 34,473
     shares at July 3, 2004 and April 3, 2004,
     respectively                                        34        34
    Additional paid-in capital                      155,354   136,316
    Accumulated deficit                            (133,461) (126,149)
    Accumulated other comprehensive loss             (3,176)   (3,060)
                                                   --------- ---------
           Total stockholders' equity                18,752     7,141
                                                   --------- ---------
                                                    $55,618   $46,612
                                                   ========= =========



                      MTI TECHNOLOGY CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
                              (UNAUDITED)

                                                   THREE MONTHS ENDED
                                                  --------------------
                                                   JULY 3,    JULY 5,
                                                      2004      2003
                                                  ----------- --------

Net product revenue                                  $17,204   $8,328
Service revenue                                        8,832    9,450
                                                  ----------- --------
   Total revenue                                      26,036   17,778
                                                  ----------- --------

Product cost of revenue                               13,096    5,982
Service cost of revenue                                6,893    6,384
                                                  ----------- --------
   Total cost of revenue                              19,989   12,366
                                                  ----------- --------

   Gross profit                                        6,047    5,412
                                                  ----------- --------

Operating expenses:
   Selling, general and administrative                 7,744    7,144
   Research and development                               --      776
   Restructuring charges                                  --       40
                                                  ----------- --------
     Total operating expenses                          7,744    7,960
                                                  ----------- --------

   Operating loss                                     (1,697)  (2,548)

Interest and other expense, net                         (147)     (30)
Gain (loss) on foreign currency transactions              53     (273)
                                                  ----------- --------

Loss before income taxes                              (1,791)  (2,851)
Income tax expense (benefit)                              (2)       6
                                                  ----------- --------

   Net loss                                           (1,789)  (2,857)
                                                  =========== ========


Value of beneficial conversion related to
 preferred stock                                      (5,471)      --
Dividend on preferred stock                              (53)      --
                                                  ----------- --------

   Net loss applicable to common shareholders        $(7,313) $(2,857)
                                                  =========== ========

Net loss per share applicable to common
 shareholders:
   Basic and diluted                                  $(0.21)  $(0.09)
                                                  =========== ========

Weighted-average shares used in per share
 computations:
   Basic and diluted                                  34,555   32,974
                                                  =========== ========




    CONTACT: MTI Technology Corporation
             Todd Schaeffer, 714-481-7808
             tschaeffer@mti.com
                     or
             Independent Marketing
             Pamela Jacques (Public Relations), 626-432-4594 ext. 110 pamela@independentmktg.com